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Exhibit 10.12(b)

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

Millennium Pharmaceuticals, Inc.
40 Landsdowne Street
Cambridge
Massachusetts
USA

Date: 28-02-2005

Dear Sirs

We refer to the License, Development and Commercialisation Agreement between us dated 22 June, 2004 ("the Agreement") and in particular to Clause 8.1 (b) (i) of the Agreement. The capitalized terms used in this Letter, which are defined in the Agreement, will have the meanings given to them in the Agreement.

Notwithstanding the fact that the Transition Activities and Processes have not yet been completed by Millennium, the parties have agreed that GSK will pay to Millennium the milestone payment of nineteen million nine hundred thousand dollars (USD $19,900,000) referred to in Clause 8.1 (b) (i), given the fact that:

  (i)
  the Agreement is in full force and effect on and after January 1st, 2005;

  (ii)
  the CMA has transferred to GSK; and

  (iii)
  GSK has achieved [**] dollars of gross sales of the Licensed Product in the Territory.

Such payment will be made by GSK within thirty (30) days of receipt by GSK of an invoice for the said amount from Millennium.

Millennium specifically hereby agrees to continue to ensure that the Transition Activities and Processes will be completed in accordance with the terms of the Agreement to the extent that they have not been completed at the date of signing this letter and that payment of the sum nineteen million nine hundred thousand dollars (USD $19,900,000) in accordance with the above shall not relieve it of any of its obligations in this respect.

Please confirm your consent to the above by signing and returning the enclosed duplicate copy of this letter initially by fax to Mary Kerr (Fax number +44 (0) 208 047 6958) and Lawrence DeGraaf (Fax number 919 5499074) and thereafter in hard copy form to Lawrence DeGraaf at GlaxoSmithKline, 5 Moore Drive, PO Box 13398, Research Triangle Park, North Carolina 27709-3398.

Yours faithfully

For
GLAXO GROUP LIMITED

/s/ Mary Kerr    28/2/05

Mary Kerr
VP Critical Care Business Unit, Pharma Europe, GlaxoSmithKline

Agreed and accepted
/s/ Arthur J. Hiller 4/3/05
Arthur J. Hiller, SVP
For MILLENNIUM PHARMACEUTICALS, INC

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  Exhibit 10.12(b)